UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 21, 2017

INTELLIGENT CLOUD RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202294	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1-2857 Sherwood Heights Dr.

Oakville, ON

L6J 7J9, Canada

(Address of principal executive offices)

(647) 996-6417

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2017, Rehan Saeed and Fatima Khan resigned as officers and directors of Intelligent Cloud Resources, Inc. (the “Company”), effective immediately. On July 21, 2017, Michael Anthony Paul accepted the appointment by the Board of Directors as a member of the Board of Directors. On July 21, 2017, the Board of Directors of the Company resolved to appoint Mr. Paul as a member to the Board of Directors of the Company.

Michael Anthony Paul, C.E.T., is a Civil Engineering and Business Administration Studies graduate with over 40 years’ experience as a management executive, specializing in start-up companies, focusing on developing and implementing control systems, as well as corporate policies and procedures. Past industries include: land development, residential construction and oil & gas production. More recently he has been managing a number of public companies in the technology and resource sectors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consent to appointment of director
99.2	Resignation of Fatima Khan
99.3	Resignation of Rehan Saeed
99.4	Resolutions of the Board of Directors of the Company appointing Michael Anthony Paul
99.5	Resolutions of the Board of Directors of the Company accepting the resignation of Rehan Saeed
99.6	Resolutions of the Board of Directors of the Company accepting the resignation of Fatima Khan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 26, 2017

Intelligent Cloud Resources, Inc.

/s/ Christopher Pay
By: Christopher Pay
Title: Director

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EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Consent to appointment of director
99.2	Resignation of Fatima Khan
99.3	Resignation of Rehan Saeed
99.4	Resolutions of the Board of Directors of the Company appointing Michael Anthony Paul
99.5	Resolutions of the Board of Directors of the Company accepting the resignation of Rehan Saeed
99.6	Resolutions of the Board of Directors of the Company accepting the resignation of Fatima Khan

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